   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 2001

                                                      REGISTRATION NO. 333-94623
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                AMENDMENT NO. 5
                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                       ALLIANCE DATA SYSTEMS CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                          7374                    31-1429215
 (State or Other Jurisdiction of        (Primary standard          (I.R.S. Employer
 Incorporation or Organization)     industrial classification   Identification Number)
                                          code number)

                           --------------------------

                            17655 WATERVIEW PARKWAY
                              DALLAS, TEXAS 75252
                           TELEPHONE: (972) 348-5100

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                J. MICHAEL PARKS
          CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            17655 WATERVIEW PARKWAY
                              DALLAS, TEXAS 75252
                           TELEPHONE: (972) 348-5100

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                           --------------------------

                                WITH A COPY TO:

           TERRY M. SCHPOK, P.C.                               KENNETH M. DORAN, ESQ.
 Akin, Gump, Strauss, Hauer & Feld, L.L.P.                  Gibson, Dunn & Crutcher LLP
      1700 Pacific Avenue, Suite 4100                          333 South Grand Avenue
            Dallas, Texas 75201                            Los Angeles, California 90071
         Telephone: (214) 969-2800                           Telephone: (213) 229-7000
         Facsimile: (214) 969-4343                           Facsimile: (213) 229-7520

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE ON OR AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
                                   STATEMENT.

                           --------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13--OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions are set forth in the following table. The Company will pay all expenses of issuance and distribution. Each amount, except for the SEC, NASD and New York Stock Exchange fees, is estimated.

SEC registration fees.....................................  $   79,200
NASD filing fees..........................................      30,500
New York Stock Exchange application listing fee...........     335,000
Transfer agent's and registrar's fees and expenses........      20,000
Printing and engraving expenses...........................     900,000
Legal fees and expenses...................................     900,000
Accounting fees and expenses..............................     800,000
Blue sky fees and expenses................................       5,000
Miscellaneous.............................................      10,300
                                                            ----------
  Total...................................................  $3,080,000
                                                            ==========

ITEM 14--INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Alliance Data Systems Corporation's Certificate of Incorporation provides that it shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom it may indemnify under Delaware law.

    Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

    Alliance Data Systems Corporation's Bylaws provide for indemnification by it of its directors, officers and certain non-officer employees under certain circumstances against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of Alliance Data Systems Corporation if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Alliance Data Systems Corporation, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

Alliance Data Systems Corporation's Certificate of Incorporation also provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director shall be personally liable to Alliance Data Systems Corporation or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors.

    Expenses for the defense of any action for which indemnification may be available may be advanced by Alliance Data Systems Corporation under certain circumstances. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses. Directors and officers will be covered by liability insurance indemnifying them against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 15--RECENT SALES OF UNREGISTERED SECURITIES

    Since January 1998, Alliance Data Systems Corporation has issued and sold the following unregistered securities:

     (1) In July 1998, 9,634,265 shares of common stock were sold to various Welsh, Carson, Anderson & Stowe limited partnerships and a total of 466,744 shares of common stock were sold to a total of 16 individuals who are partners of some or all of the Welsh Carson limited partnerships for $100.0 million to finance, in part, the acquisition of all of the outstanding capital stock of the Loyalty Management Group Canada Inc.

     (2) In August 1998, 30,303 shares of common stock were sold to WCAS Capital Partners II, L.P. at a value of $9.90 per share as consideration for extending the maturity on a 10% subordinated note, issued to WCAS Capital Partners II, originally due January 24, 2002 to October 25, 2005 and 20,202 shares were sold to Limited Commerce Corp. at a value of $9.90 per share as consideration for extending the maturity on a 10% subordinated note, issued to Limited Commerce Corp., originally due January 24, 2002 to October 25, 2005.

     (3) In September 1998, 655,555 shares of common stock were sold to WCAS Capital Partners III, LP to finance, in part, the acquisition of Harmonic Systems Incorporated.

     (4) In July 1999, a total of 120,000 shares of Series A preferred stock were sold to Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and 20 individuals who are also partners of some or all of the Welsh Carson limited partnerships for $120 million. The shares of Series A preferred stock were issued to finance, in part, the acquisition of the network transaction processing business of SPS Payment Systems, Inc.

    Since October 1996, Alliance Data Systems Corporation has granted stock options to purchase shares of its common stock under its stock option plan covering an aggregate of 5,441,910 shares, at exercise prices ranging from $9.00 to $15.00 per share. Since January 1998 Alliance Data Systems Corporation has issued 130,375 shares of Alliance Data Systems Corporation's common stock pursuant to the exercise of stock options. Since October 1996, 428,909 stock options have lapsed without being exercised.

    The sales and issuances of securities in the transactions described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, Regulation D promulgated thereunder or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All recipients had adequate access, through their relationship with Alliance Data Systems, to information about the Company.

ITEM 16--EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) EXHIBITS


EXHIBIT
  NO.                              EXHIBITS
-------                            --------
  *1     Form of Underwriting Agreement.
  *2.1   Agreement and Plan of Merger, dated as of August 30, 1996, by and between Business Services Holdings, Inc. and World
           Financial Network Holding Corporation.
  *2.2   Agreement and Plan of Merger, dated as of August 14, 1998, by and among Alliance Data Systems Corporation, HSI
           Acquisition Corp., and Harmonic Systems Incorporated.
  *2.3   Stock Purchase Agreement, dated June 8, 1998, by and between
           SPS Payment Systems, Inc., Alliance Data Systems
           Corporation, SPS Commercial Services, Inc., and ADS
           Network Services, Inc., amended July 12, 1999.
   2.4   Agreement for the Purchase of all the Shares of Loyalty
           Management Group Canada Inc., June 26, 1998, by and
           between Air Miles International Group B.V., certain other
           shareholders and option holders and Alliance Data Systems
           Corporation as amended July 14, 1998.
  *3.1   Second Amended and Restated Certificate of Incorporation of
           the Registrant.
  *3.2   Second Amended and Restated Bylaws of the Registrant.
  *4     Specimen Certificate for shares of Common Stock of the
           Registrant.
  *5     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
  10.1   Credit Card Processing Agreement between World Financial
           Network National Bank, Bath and Body Works, Inc. and
           Tri-State Factoring, Inc., dated January 31, 1996.
  10.2   Credit Card Processing Agreement between World Financial
           Network National Bank, Victoria's Secret Catalogue, Inc.,
           and Far West Factoring Inc., dated January 31, 1996
           (assigned by Victoria's Secret Catalogue, Inc. to
           Victoria's Secret Catalogue, LLC, May 2, 1998).
  10.3   Credit Card Processing Agreement between World Financial
           Network National Bank, Victoria's Secret Stores, Inc., and
           Lone Mountain Factoring, Inc., dated January 31, 1996.
  10.4   Credit Card Processing Agreement between World Financial
           Network National Bank, Lerner New York, Inc., and Nevada
           Receivable Factoring, Inc., dated January 31, 1996.

EXHIBIT
  NO.                              EXHIBITS
-------                            --------
  10.5   Credit Card Processing Agreement between World Financial
           Network National Bank, Express, Inc., and Retail
           Factoring, Inc., dated January 31, 1996.
  10.6   Credit Card Processing Agreement between World Financial
           Network National Bank, The Limited Stores, Inc., and
           American Receivable Factoring, Inc., dated January 31,
           1996.
  10.7   Credit Card Processing Agreement between World Financial
           Network National Bank, Structure, Inc., and Mountain
           Factoring, Inc., dated January 31, 1996.
  10.8   Credit Card Processing Agreement between World Financial
           Network National Bank, Lane Bryant, Inc., and Sierra
           Nevada Factoring, dated January 31, 1996, and amended
           August 4, 1998 and September 12, 1999.
  10.9   Credit Card Processing Agreement between World Financial
           Network National Bank, Henri Bendel, Inc., and Western
           Factoring, Inc., dated January 31, 1996 and amended
           May 13, 1998.
 *10.10  Alliance Data Systems Corporation and its Subsidiaries
           Employee Stock Purchase Plan.
 *10.11  Lease between Deerfield and Weiland Office Building, L.L.C.
           and ADS Alliance Data Systems, Inc., dated July 30, 1999.
 *10.12  Indenture of Sublease between J.C. Penney Company, Inc. and
           BSI Business Services, Inc., dated January 11, 1996.
 *10.13  Build-to-Suit Net Lease between Opus South Corporation and
           ADS Alliance Data Systems, Inc., dated January 29, 1998,
           as amended.
 *10.14  Industrial Lease Agreement between CIBC Development
           Corporation and Loyalty Management Group Canada Inc.,
           dated October 19, 1998, amended January 26, 1999.
 *10.15  Lease between YCC Limited and London Life Insurance Company and Loyalty Management Group Canada Inc. dated May 28,
           1997 and amended June 19, 1997 and January 15, 1998.
 *10.16  Deed of Lease between Boswell International Marine (PTE)
           Limited and Financial Automation Limited, dated August 3,
           1999.
 *10.17  Office Lease between Office City, Inc. and World Financial
           Network National Bank, dated December 24, 1986, and
           amended January 19, 1987, May 11, 1988, August 4, 1989 and
           August 18, 1999.
 *10.18  Lease Agreement by and between Continental Acquisitions,
           Inc. and World Financial Network National Bank, dated July
           2, 1990, and amended September 11, 1990, November 16, 1990 and February 18, 1991.
 *10.19  Lease Agreement by and between Americana Parkway Warehouse
           Limited and World Financial Network National Bank, dated
           June 28, 1994.
 *10.20  Lease Agreement by and between Morrison Taylor II, Ltd. and
           ADS Alliance Data Systems, Inc., dated June 18, 1998, and
           amended June 18, 1998.
 *10.21  Lease Agreement between Morrison Taylor, Ltd. and ADS
           Alliance Data Systems, Inc. dated July 1, 1997, and
           amended June 18, 1998.
 *10.22  Commercial Lease Agreement between Waterview Parkway, L.P.
           and ADS Alliance Data Systems, Inc., dated July 16, 1997.
 *10.23  Preferred Stock Purchase Agreement by and between Alliance
           Data Systems Corporation and several persons named in
           Schedule I thereto, dated July 12, 1999.

EXHIBIT
  NO.                              EXHIBITS
-------                            --------
 *10.24  Amended and Restated Stockholder Agreement, by and between
           World Financial Network Holding Corporation, Limited
           Commerce Corp., Welsh, Carson, Anderson, and Stowe VII,
           L.P., and the several other investors named in Annex 1
           thereto dated August 30, 1996, and amended July 24, 1998,
           August 31, 1998 and July 12, 1999.
 *10.25  Securities Purchase Agreement, by and between Business
           Services Holdings, Inc., and the several purchasers named
           in Schedule 1 and Schedule II thereto, dated January 24,
           1996, and amended August 31, 1998.
 *10.26  Common Stock Purchase Agreement between Alliance Data
           Systems Corporation and Welsh, Carson, Anderson, and Stowe
           VII, L.P., Welsh, Carson, Anderson, and Stowe VIII, L.P.,
           and the persons named in Schedule I thereto, dated July
           24, 1998.
 *10.27  Securities Purchase Agreement between Alliance Data Systems
           Corporation and WCAS Capital Partners III, L.P., dated
           September 15, 1998.
 *10.28  10% Subordinated Note due September 15, 2008 issued by
           Alliance Data Systems Corporation to WCAS Capital Partners
           III, L.P. dated September 15, 1998.
 *10.29  10% Subordinated Note due October 25, 2005 issued by
           Alliance Data Systems Corporation to the Limited Commerce
           Corp., dated January 24, 1996.
 *10.30  10% Subordinated Note due October 25, 2005 issued by
           Alliance Data Systems Corporation to WCAS Capital Partners
           II, L.P. dated January 24, 1996.
 *10.31  Amended and Restated Credit Agreement between Alliance Data
           Systems Corporation, and Loyalty Management Group Canada
           Inc., the Guarantors party thereto, the Banks party
           thereto, and Morgan Guaranty Trust Company of New York,
           dated July 24, 1998.
 *10.32  Pooling and Servicing Agreement, dated as of January 30,
           1998, by and between World Financial Network National
           Bank, as Transferor and as Servicer, and The Bank of New
           York, as Trustee.
 *10.33  ADS Alliance Data Systems, Inc. Supplemental Executive
           Retirement Plan, effective May 1, 1999.
 *10.34  Amended and Restated Alliance Data Systems Corporation and
           its Subsidiaries Stock Option and Restricted Stock Plan.
 *10.35  Form of Alliance Data Systems Corporation Incentive Stock
           Option Agreement.
 *10.36  Form of Alliance Data Systems Corporation Non-Qualified
           Stock Option Agreement.
 *10.37  Form of Alliance Data Systems Corporation Confidentiality
           and Non-Solicitation Agreement.
 *10.38  Alliance Data Systems Corporation 1999 Incentive
           Compensation Plan.
 *10.39  Letter employment agreement with J. Michael Parks, dated
           February 19, 1997.
 *10.40  Letter employment agreement with Ivan Szeftel, dated May 4,
           1998.

EXHIBIT
  NO.                              EXHIBITS
-------                            --------
 *10.41  Registration Rights Agreement dated as of January 24, 1996 between Business Services Holdings, Inc. and Welsh Carson,
           Andersen, and Stowe VII, L.P., WCAS Information Partners,
           L.P., WCA Management Corporation, Patrick J. Welsh,
           Russell L. Carson, Bruce K. Anderson, Richard H. Stowe,
           Andrew M. Paul, Thomas E. McInerney, Laura VanBuren, James
           B. Hoover, Robert A. Minicucci, Anthony J. deNicola, and
           David Bellet.
 *10.42  Securities Purchase Agreement, dated as of August 30, 1996, by and among World Financial Network Holding Corporation,
           Limited Commerce Corp., and several persons named in
           Schedules I and II thereto, and WCAS Capital Partners II,
           L.P., as amended August 31, 1998.
 *10.43  Amended and Restated License to Use the Air Miles Trade
           Marks in Canada, dated as of July 24, 1998, by and between
           Air Miles International Holdings N.V. and Loyalty
           Management Group Canada Inc.
 *10.44  Amended and Restated License to Use and Exploit the Air
           Miles Scheme in Canada, dated July 24, 1998, by and
           between Air Miles International Trading B.V. and Loyalty
           Management Group Canada Inc.
 *10.45  License to Use the Air Miles Trademarks in the United
           States, dated as of July 24, 1998, by and between Air
           Miles International Holdings N.V. and Loyalty Management
           Group Canada Inc.
 *10.46  License to Use and Exploit the Air Miles Scheme in the
           United States, dated as of July 1998, by and between Air
           Miles International Trading B.V. and Alliance Data Systems
           Corporation.
 *10.47  Form of Retainer Agreement entered into between ADS Alliance
           Data Systems, Inc. and certain affiliates of The Limited,
           Inc.
 *10.48  Form of Business Solutions Master Agreement between ADS
           Alliance Data Systems, Inc. and certain affiliates of The
           Limited, Inc.
 *10.49  Second Amendment to Amended and Restated Credit Agreement,
           dated as of September 29, 2000, by and among Alliance Data
           Systems Corporation, Loyalty Management Group Canada Inc.,
           Morgan Guaranty Trust Company of New York and Harris Trust
           and Savings Bank.
 *10.50  Commercial Real Estate Lease, between Route 7 Realty, LLC and ADS Alliance Data Systems, Inc., dated October 24,
           2000.
 *10.51  Third Amendment to Amended and Restated Credit Agreement,
           dated as of January 10, 2001 between Alliance Data Systems
           Corporation, Loyalty Management Group Canada Inc. and
           Harris Trust and Savings Bank.
 *10.52  General Release and Severance Agreement by and between
           Edward K. Mims, ADS Alliance Data Systems, Inc., and
           Alliance Data Systems Corporation.
 *10.53  General Release and Severance Agreement by and between James
           Anderson, ADS Alliance Data Sytems, Inc. and Alliance Data
           Systems Corporation.
  10.54  Consumer Marketing Database Services Agreement among ADS
           Alliance Data Systems, Inc., Intimate Brands, Inc. and The
           Limited, Inc., dated as of September 1, 2000.
 *10.55  Fourth Amendment to Lease, made effective as of June 1,
           2000, by and between Partners at Brooksedge and ADS
           Alliance Data Systems, Inc.

EXHIBIT
  NO.                              EXHIBITS
-------                            --------
**10.56  Supplier Agreement between Loyalty Management Group Canada and Air Canada dated as of April 24, 2000.
 *21     Subsidiaries of the Registrant.
 *23.1   Consent of Deloitte & Touche LLP with regard to Alliance
           Data Systems Corporation and SPS Network Services.
 *23.2   Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
           (included in its opinion filed as Exhibit 5 hereto).
 *24     Power of Attorney (included on the signature page hereto).


------------------------

*   Previously filed.

** Portions of Exhibit have been omitted and filed separately with the commission pursuant to a request for confidential treatment.


    (b) Financial Statement Schedules


Schedule II--Valuation and qualifying accounts

ITEM 17--UNDERTAKINGS

    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 16, 2001.


                                                     ALLIANCE DATA SYSTEMS CORPORATION

                                                     By:              /s/ J. MICHAEL PARKS
                                                          --------------------------------------------
                                                                        J. Michael Parks
                                                              CHIEF EXECUTIVE OFFICER AND PRESIDENT

                               POWER OF ATTORNEY


    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on February 16, 2001:



                        NAME                                               TITLE
                        ----                                               -----
                /s/ J. MICHAEL PARKS                   Chairman of the Board, Chief Executive Officer
     -------------------------------------------         and President
                  J. Michael Parks                       (principal executive officer)

               /s/ EDWARD J. HEFFERNAN                 Executive Vice President and Chief Financial
     -------------------------------------------         Officer
                 Edward J. Heffernan                     (principal financial officer)

                          *                            Vice President, Corporate Controller and
     -------------------------------------------         Chief Accounting Officer
                  Michael D. Kubic                       (principal accounting officer)

                          *
     -------------------------------------------       Director
                  Bruce K. Anderson

                          *
     -------------------------------------------       Director
                 Anthony J. deNicola

                          *
     -------------------------------------------       Director
                 Daniel P. Finkelman

                          *
     -------------------------------------------       Director
                  Kenneth R. Jensen

                          *
     -------------------------------------------       Director
                 Robert A. Minicucci

                          *
     -------------------------------------------       Director
                    Bruce A. Soll


*By:                  /s/ J. MICHAEL PARKS
             --------------------------------------
                        J. Michael Parks
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
  *1     Form of Underwriting Agreement.
  *2.1   Agreement and Plan of Merger, dated as of August 30, 1996, by and between Business Services Holdings, Inc. and World
           Financial Network Holding Corporation.
  *2.2   Agreement and Plan of Merger, dated as of August 14, 1998, by and among Alliance Data Systems Corporation, HSI
           Acquisition Corp., and Harmonic Systems Incorporated.
  *2.3   Stock Purchase Agreement, dated June 8, 1998, by and between
           SPS Payment Systems, Inc., Alliance Data Systems
           Corporation, SPS Commercial Services, Inc., and ADS
           Network Services, Inc., amended July 12, 1999.
   2.4   Agreement for the Purchase of all the Shares of Loyalty
           Management Group Canada Inc., June 26, 1998, by and
           between Air Miles International Group B.V., certain other
           shareholders and option holders and Alliance Data Systems
           Corporation as amended July 14, 1998.
  *3.1   Second Amended and Restated Certificate of Incorporation of
           the Registrant.
  *3.2   Second Amended and Restated Bylaws of the Registrant.
  *4     Specimen Certificate for shares of Common Stock of the
           Registrant.
  *5     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
  10.1   Credit Card Processing Agreement between World Financial
           Network National Bank, Bath and Body Works, Inc. and
           Tri-State Factoring, Inc., dated January 31, 1996.
  10.2   Credit Card Processing Agreement between World Financial
           Network National Bank, Victoria's Secret Catalogue, Inc.,
           and Far West Factoring Inc., dated January 31, 1996
           (assigned by Victoria's Secret Catalogue, Inc. to
           Victoria's Secret Catalogue, LLC, May 2, 1998).
  10.3   Credit Card Processing Agreement between World Financial
           Network National Bank, Victoria's Secret Stores, Inc., and
           Lone Mountain Factoring, Inc., dated January 31, 1996.
  10.4   Credit Card Processing Agreement between World Financial
           Network National Bank, Lerner New York, Inc., and Nevada
           Receivable Factoring, Inc., dated January 31, 1996.
  10.5   Credit Card Processing Agreement between World Financial
           Network National Bank, Express, Inc., and Retail
           Factoring, Inc., dated January 31, 1996.
  10.6   Credit Card Processing Agreement between World Financial
           Network National Bank, The Limited Stores, Inc., and
           American Receivable Factoring, Inc., dated January 31,
           1996.
  10.7   Credit Card Processing Agreement between World Financial
           Network National Bank, Structure, Inc., and Mountain
           Factoring, Inc., dated January 31, 1996.
  10.8   Credit Card Processing Agreement between World Financial
           Network National Bank, Lane Bryant, Inc., and Sierra
           Nevada Factoring, dated January 31, 1996, and amended
           August 4, 1998 and September 12, 1999.
  10.9   Credit Card Processing Agreement between World Financial
           Network National Bank, Henri Bendel, Inc., and Western
           Factoring, Inc., dated January 31, 1996 and amended
           May 13, 1998.
 *10.10  Alliance Data Systems Corporation and its Subsidiaries
           Employee Stock Purchase Plan.

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
 *10.11  Lease between Deerfield and Weiland Office Building, L.L.C.
           and ADS Alliance Data Systems, Inc., dated July 30, 1999.
 *10.12  Indenture of Sublease between J.C. Penney Company, Inc. and
           BSI Business Services, Inc., dated January 11, 1996.
 *10.13  Build-to-Suit Net Lease between Opus South Corporation and
           ADS Alliance Data Systems, Inc., dated January 29, 1998,
           as amended.
 *10.14  Industrial Lease Agreement between CIBC Development
           Corporation and Loyalty Management Group Canada Inc.,
           dated October 19, 1998, amended January 26, 1999.
 *10.15  Lease between YCC Limited and London Life Insurance Company and Loyalty Management Group Canada Inc. dated May 28,
           1997 and amended June 19, 1997 and January 15, 1998.
 *10.16  Deed of Lease between Boswell International Marine (PTE)
           Limited and Financial Automation Limited, dated August 3,
           1999.
 *10.17  Office Lease between Office City, Inc. and World Financial
           Network National Bank, dated December 24, 1986, and
           amended January 19, 1987, May 11, 1988, August 4, 1989 and
           August 18, 1999.
 *10.18  Lease Agreement by and between Continental Acquisitions,
           Inc. and World Financial Network National Bank, dated July
           2, 1990, and amended September 11, 1990, November 16, 1990 and February 18, 1991.
 *10.19  Lease Agreement by and between Americana Parkway Warehouse
           Limited and World Financial Network National Bank, dated
           June 28, 1994.
 *10.20  Lease Agreement by and between Morrison Taylor II, Ltd. and
           ADS Alliance Data Systems, Inc., dated June 18, 1998, and
           amended June 18, 1998.
 *10.21  Lease Agreement between Morrison Taylor, Ltd. and ADS
           Alliance Data Systems, Inc. dated July 1, 1997, and
           amended June 18, 1998.
 *10.22  Commercial Lease Agreement between Waterview Parkway, L.P.
           and ADS Alliance Data Systems, Inc., dated July 16, 1997.
 *10.23  Preferred Stock Purchase Agreement by and between Alliance
           Data Systems Corporation and several persons named in
           Schedule I thereto, dated July 12, 1999.
 *10.24  Amended and Restated Stockholder Agreement, by and between
           World Financial Network Holding Corporation, Limited
           Commerce Corp., Welsh, Carson, Anderson, and Stowe VII,
           L.P., and the several other investors named in Annex 1
           thereto dated August 30, 1996, and amended July 24, 1998,
           August 31, 1998 and July 12, 1999.
 *10.25  Securities Purchase Agreement, by and between Business
           Services Holdings, Inc., and the several purchasers named
           in Schedule 1 and Schedule II thereto, dated January 24,
           1996, and amended August 31, 1998.
 *10.26  Common Stock Purchase Agreement between Alliance Data
           Systems Corporation and Welsh, Carson, Anderson, and Stowe
           VII, L.P., Welsh, Carson, Anderson, and Stowe VIII, L.P.,
           and the persons named in Schedule I thereto, dated July
           24, 1998.
 *10.27  Securities Purchase Agreement between Alliance Data Systems
           Corporation and WCAS Capital Partners III, L.P., dated
           September 15, 1998.
 *10.28  10% Subordinated Note due September 15, 2008 issued by
           Alliance Data Systems Corporation to WCAS Capital Partners
           III, L.P. dated September 15, 1998.

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
 *10.29  10% Subordinated Note due October 25, 2005 issued by
           Alliance Data Systems Corporation to the Limited Commerce
           Corp., dated January 24, 1996.
 *10.30  10% Subordinated Note due October 25, 2005 issued by
           Alliance Data Systems Corporation to WCAS Capital Partners
           II, L.P. dated January 24, 1996.
 *10.31  Amended and Restated Credit Agreement between Alliance Data
           Systems Corporation, and Loyalty Management Group Canada
           Inc., the Guarantors party thereto, the Banks party
           thereto, and Morgan Guaranty Trust Company of New York,
           dated July 24, 1998.
 *10.32  Pooling and Servicing Agreement, dated as of January 30,
           1998, by and between World Financial Network National
           Bank, as Transferor and as Servicer, and The Bank of New
           York, as Trustee.
 *10.33  ADS Alliance Data Systems, Inc. Supplemental Executive
           Retirement Plan, effective May 1, 1999.
 *10.34  Amended and Restated Alliance Data Systems Corporation and
           its Subsidiaries Stock Option and Restricted Stock Plan.
 *10.35  Form of Alliance Data Systems Corporation Incentive Stock
           Option Agreement.
 *10.36  Form of Alliance Data Systems Corporation Non-Qualified
           Stock Option Agreement.
 *10.37  Form of Alliance Data Systems Corporation Confidentiality
           and Non-Solicitation Agreement.
 *10.38  Alliance Data Systems Corporation 1999 Incentive
           Compensation Plan.
 *10.39  Letter employment agreement with J. Michael Parks, dated
           February 19, 1997.
 *10.40  Letter employment agreement with Ivan Szeftel, dated May 4,
           1998.
 *10.41  Registration Rights Agreement dated as of January 24, 1996 between Business Services Holdings, Inc. and Welsh Carson,
           Andersen, and Stowe VII, L.P., WCAS Information Partners,
           L.P., WCA Management Corporation, Patrick J. Welsh,
           Russell L. Carson, Bruce K. Anderson, Richard H. Stowe,
           Andrew M. Paul, Thomas E. McInerney, Laura VanBuren, James
           B. Hoover, Robert A. Minicucci, Anthony J. deNicola, and
           David Bellet.
 *10.42  Securities Purchase Agreement, dated as of August 30, 1996, by and among World Financial Network Holding Corporation,
           Limited Commerce Corp., and several persons named in
           Schedules I and II thereto, and WCAS Capital Partners II,
           L.P., as amended August 31, 1998.
 *10.43  Amended and Restated License to Use the Air Miles Trade
           Marks in Canada, dated as of July 24, 1998, by and between
           Air Miles International Holdings N.V. and Loyalty
           Management Group Canada Inc.
 *10.44  Amended and Restated License to Use and Exploit the Air
           Miles Scheme in Canada, dated July 24, 1998, by and
           between Air Miles International Trading B.V. and Loyalty
           Management Group Canada Inc.
 *10.45  License to Use the Air Miles Trademarks in the United
           States, dated as of July 24, 1998, by and between Air
           Miles International Holdings N.V. and Loyalty Management
           Group Canada Inc.
 *10.46  License to Use and Exploit the Air Miles Scheme in the
           United States, dated as of July 1998, by and between Air
           Miles International Trading B.V. and Alliance Data Systems
           Corporation.

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
 *10.47  Form of Retainer Agreement entered into between ADS Alliance
           Data Systems, Inc. and certain affiliates of The Limited,
           Inc.
 *10.48  Form of Business Solutions Master Agreement between ADS
           Alliance Data Systems, Inc. and certain affiliates of The
           Limited, Inc.
 *10.49  Second Amendment to Amended and Restated Credit Agreement,
           dated as of September 29, 2000, by and among Alliance Data
           Systems Corporation, Loyalty Management Group Canada Inc.,
           Morgan Guaranty Trust Company of New York and Harris Trust
           and Savings Bank.
 *10.50  Commercial Real Estate Lease, between Route 7 Realty, LLC and ADS Alliance Data Systems, Inc., dated October 24,
           2000.
 *10.51  Third Amendment to Amended and Restated Credit Agreement,
           dated as of January 10, 2001 between Alliance Data Systems
           Corporation, Loyalty Management Group Canada Inc. and
           Harris Trust and Savings Bank.
 *10.52  General Release and Severance Agreement by and between
           Edward K. Mims, ADS Alliance Data Systems, Inc. and
           Alliance Data Systems Corporation.
 *10.53  General Release and Severance Agreement by and between James
           Anderson, ADS Alliance Data Sytems, Inc., and Alliance
           Data Systems Corporation.
  10.54  Consumer Marketing Database Services Agreement among ADS
           Alliance Data Systems, Inc., Intimate Brands, Inc. and The
           Limited, Inc., dated as of September 1, 2000.
 *10.55  Fourth Amendment to Lease, made effective as of June 1,
           2000, by and between Partners at Brooksedge and ADS
           Alliance Data Systems, Inc.
**10.56  Supplier Agreement between Loyalty Management Group Canada and Air Canada dated as of April 24, 2000.
 *21     Subsidiaries of the Registrant.
 *23.1   Consent of Deloitte & Touche LLP with regard to Alliance
           Data Systems Corporation and SPS Network Services.
 *23.2   Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
           (included in its opinion filed as Exhibit 5 hereto).
 *24     Power of Attorney (included on the signature page hereto)


------------------------

*   Previously filed.


** Portions of Exhibit have been omitted and filed separately with the commission pursuant to a request for confidential treatment.